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                                                                    EXHIBIT 12.1
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                                                  RATIO OF EARNINGS TO FIXED CHARGES

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                                                                          Year Ended December 31,
                                                       -------------------------------------------------------------------------
                                                        1996              1995            1994             1993            1992
                                                        ----              ----            ----             ----            ----
                                                                         (Dollars in millions)

(A) Excluding interest on deposits:
Earnings:
   Income before income taxes                          $  453            $  370           $ 343            $ 292          $ 271
   Fixed charges                                          477               495             267              184            190
                                                       ------            ------           -----            -----          -----
        Earnings as adjusted                           $  930            $  865           $ 610            $ 476          $ 461
                                                       ======            ======           =====            =====          =====
Income before income taxes
   Pretax income from continuing operations
      as reported                                      $  447            $  366           $ 340            $ 291          $ 271
   Share of pretax income (loss) of 50% owned
      subsidiary not included in above                      6                 4               3                1
                                                       ------            ------           -----            -----          -----
            Net income as adjusted                     $  453            $  370           $ 343            $ 292          $ 271
                                                       ======            ======           =====            =====          =====
Fixed charges:
   Interest on other borrowings                        $  452            $  482           $ 254            $ 170          $ 173
   Interest on long-term debt including
      amortization of debt issue costs                     15                 9               9               10             13
Portion of rents representative of the
   interest factor in long term lease                      10                 4               4                4              4
                                                       ------            ------           -----            -----          -----
      Fixed charges                                    $  477            $  495           $ 267            $ 184          $ 190
                                                       ======            ======           =====            =====          =====
Ratio of earnings to fixed charges                      1.95x             1.75x           2.29x            2.59x          2.43x
(B) Including interest on deposits:
Adjusted earnings from (A) above                       $  930            $  865           $ 610            $ 476          $ 461
Add interest on deposits                                  425               416             281              214            263
                                                       ------            ------           -----            -----          -----
Earnings as adjusted                                   $1,355            $1,281           $ 891            $ 690          $ 724
                                                       ======            ======           =====            =====          =====
Fixed Charges:
   Fixed charges from (A) above                        $  477            $  495           $ 267            $ 184          $ 190
   Interest on deposits                                   425               416             281              214            263
                                                       ------            ------           -----            -----          -----
Adjusted fixed charges                                 $  902            $  911           $ 548            $ 398          $ 453
                                                       ======            ======           =====            =====          =====
Adjusted earnings to adjusted fixed charges             1.50x             1.41x           1.63x            1.74x          1.60x
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